UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2017

IMMUNE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 464-2677

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 23, 2017, Immune Pharmaceuticals, Inc. (the "Company") received a letter from the Listing Qualifications Department of the NASDAQ Stock Market ("NASDAQ") indicating that the Company was not compliant with the minimum stockholders' equity requirement under NASDAQ Listing Rule 5550(b)(1) for continued listing on The NASDAQ Capital Market because the Company's stockholders' equity, as reported in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2017, was below the required minimum of $2.5 million. Also, the Company did not meet the alternative compliance standards relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in its most recently completed fiscal year or in two of the last three most recently completed fiscal years. In accordance with NASDAQ Listing Rules, the Company was provided forty-five (45) calendar days, or until about October 6, 2017, to submit a plan to regain compliance, with an option for an extension to regain compliance with the above-referenced rule.

On November 21, 2017, the NASDAQ Staff concluded that the Company has regained compliance with its Rule 5550(b)(1) for the applicable period based on the Company’s disclosures contained in our Form 8-K filing of Nov 17, 2017.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2017, the Company’s management and Mr. John Militello, the Company’s VP Finance, Controller and Chief Accounting Officer, mutually agreed that it was in their respective best interests to terminate their employment relationship. Effective November 21, 2017, Mr. Militello relinquished his position and will no longer serve as the Company’s Principal Financial Officer and Principal Accounting Officer.

The parties are severing their relationship on amicable terms and there is no disagreement as to accounting policies, financial statements, filings or such other matters over which the Company’s VP Finance, Controller and Chief Accounting Officer had been involved.

The Company has appointed Mr. John Clark, formerly assistant controller, to the position of controller. Elliot Maza, JD, CPA (inactive) the Company’s Chief Executive Officer, will act as Principal Financial Officer and Principal Accounting Officer until such time as the Company appoints a chief financial officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Elliot M. Maza
Name:	Elliot M. Maza
Title:	Chief Executive Officer

Date: November 27, 2017